UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14710	52-2154066
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

XOMA Corporation

2910 Seventh Street

Berkeley, CA 94710

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 204-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 21, 2017, XOMA Corporation (the “Company”) prepaid the full outstanding balance of approximately $6.5 million under the Loan and Security Agreement dated February 27, 2015, as amended by the Amendment No. 1 to Loan and Security Agreement dated December 20, 2016, between the Company and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.) (the “Loan and Security Agreement”). The prepayment amount consisted of outstanding principal and accrued and unpaid interest and an End of Term Charge (as defined in the Loan and Security Agreement). The Prepayment Charge (as defined in the Loan and Security Agreement) was waived.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2017	XOMA Corporation

	By:	/s/ Tom Burns
Tom Burns
Senior Vice President, Finance and Chief Financial Officer